Exhibit 99.1

[LOGO] CARRIAGE                            PRESS RELEASE
       SERVICES
                                           Contacts: Mel Payne, Chairman & CEO
                                                     Joe Saporito, CFO
                                                     Carriage Services, Inc.
                                                     713-332-8400

                                                     Ken Dennard / Lisa Elliott
                                                     DRG&E
                                                     713-529-6600

                            CARRIAGE SERVICES UPDATES
                          COMPANY & INVESTMENT PROFILE

SEPTEMBER 5, 2003 - HOUSTON - Carriage Services, Inc. (NYSE: CSV) today announced that it has updated its "Company & Investment Profile", which can be found on Carriage's website at www.carriageservices.com, and is being furnished on Form 8-K to the Securities and Exchange Commission. Carriage's updated "Company & Investment Profile" includes new and current information, including a current discussion on debt reduction and the new bank credit facility, its current "Long Term Base Case Scenario," and "Base Case Enterprise Valuation LBO Structure" analysis, as well as discussions of Carriage's business, strategies, and goals, to name a few elements.

      This document is being published and updated by Carriage in continuation of its stated goal to provide more disclosure and transparency to the investment community regarding Carriage's operations, goals, industry dynamics and conditions. Given challenging capital market conditions and limited analyst coverage of Carriage Services, it is Carriage's intent to take a more proactive role in communicating with investors.

      The first two pages of Carriage's updated "Company & Investment Profile" are included at the end of this release. Investors and interested parties are encouraged to visit the website, http://www.carriageservices.com to download the entire document in Adobe Acrobat formatted file.

      Carriage Services is the fourth largest publicly traded deathcare company. As of September 5, 2003, Carriage operates 140 funeral homes and 30 cemeteries in 29 states.
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Certain  statements  made herein or  elsewhere  by, or on behalf of, the company that are not historical facts are intended to be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and
Section 21E of the Securities Exchange Act of 1934, as amended. These statements are based on assumptions that the company believes are reasonable; however, many important factors, as discussed under "Forward-Looking Statements and Cautionary Statements" in the company's Annual Report and Form 10-K for the year ended December 31, 2002, could cause the company's results in the future to differ materially from the forward-looking statements made herein and in any other documents or oral presentations made by, or on behalf of, the company. A copy of the company's Form 10-K, and other Carriage Services information and news releases, are available at www.carriageservices.com.

           - First two pages of Company & Investment Profile follow -


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